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                                 EXHIBIT (6)(b)

              BYLAWS OF WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

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                                     AMENDED

                               CODE OF REGULATIONS

                                       OF

                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

                                    ARTICLE I

                                   Fiscal Year

     The fiscal year of the Corporation shall be the calendar year January 1 to December 31.

                                   ARTICLE II.

                                  Shareholders

     Section 1. Annual Meeting.

     The annual meeting of the Shareholders shall be held at such time and place during the month of April of each year as shall be designated by the Board of Directors, but in the absence of such a designation of time and place, at the principal office of the Corporation in Columbus, Ohio, at two o'clock P.M., on the first Monday in April of each year, if not a legal holiday, but if a legal holiday, then on the following business day, for the election of Directors, the consideration of reports to be laid before such meeting, and the transaction of such other business as may properly be brought before such meeting.

     Section 2. Special Meetings.

     Special meetings of the Shareholders may be held on any business day when so called by any person or persons who may be authorized by law to do so. Calls for special meetings shall specify the purpose or purposes thereof, and no business shall be considered at any such meeting other than that specified in the call therefor.

     Section 3. Place of Meetings.

     Any meeting of Shareholders may be held at any place within or without the State of Ohio.

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     Section 4. Notice of Meetings.

     Written notice of the time, place and purposes of any meeting Shareholders shall be given to each Shareholder entitled thereto not less than seven (7) nor more than sixty (60) days before the date of the meeting and as prescribed by law. Such notice shall be given to each such Shareholder by personal delivery or by mail addressed to each such Shareholder at his address as it appears on the records of the Corporation.

     All notices with respect to any shares to which persons are entitled by joint or common ownership may be given to that one of such persons who is named first upon the books of this Corporation, and notice so given shall be sufficient notice to all the holders of such shares.

     Such notice, however, may be waived in writing by any Shareholder either before or after any meeting of Shareholders.

     Section 5. Shareholders Entitled to Notice and to Vote.

     If a record date shall not otherwise be fixed or the books of the Corporation shall not be closed against transfers of shares pursuant to statutory authority, the record date for the determination of Shareholders entitled to notice of or to vote at any meeting of Shareholders shall be the close of business on the fifteenth day prior to the date of the meeting and only Shareholders of record at such record date shall be entitled to notice of and to vote at such meeting. Such record date shall continue to be the record date for all adjournments of such meeting, unless a new record date shall be fixed and notice thereof and of the date of the adjourned meeting be given to all Shareholders entitled to notice in accordance with the new record date so fixed.

     Section 6. Quorum.

     At any meeting of Shareholders the holders of shares present in person or by proxy, shall constitute a quorum for such meeting; provided, however, that no action required by law, the Articles, or these Regulations to be authorized or taken by the holders of a designated proportion of the shares of the Corporation, may be authorized or taken by a lesser proportion.

     Section 7. Organization of Meetings and Order of Business.

     The Chairman of the Board, or in his absence, the President, or in the absence of both of them, a Vice President, of the Corporation shall call all meetings of the Shareholders to order and shall act as Chairman thereof. The Secretary of the Corporation, or, in his absence, an Assistant Secretary, or, in the absence of both, a person appointed by the Chairman of the meeting, shall act as Secretary of the meeting and shall keep and make a record of the proceedings thereat.

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     The order of business at all meetings of the Shareholders, unless otherwise determined by a vote of the holder or holders of the majority of the number of shares entitled to vote present in person or represented by proxy, shall be as follows:

     1.   Call meeting to order.
     2.   Proof of notice of meeting.
     3.   Roll call, including filing of proxies with secretary.
     4.   Reading and disposal of previously unapproved minutes.
     5.   Reports.
     6. If annual meeting, or meeting called for that purpose, election of Directors.
     7.   Unfinished business.
     8.   New business.
     9.   Adjournment.

     Section 8. Voting.

     Except as provided by statute or in the Articles, every Shareholder entitled to vote shall be entitled to cast one vote on each proposal submitted to the meeting for each share in his name on the record date for the determination of the Shareholders entitled to vote at the meeting. At any meeting at which a quorum is present, all questions and business which shall come before the meeting shall be determined by a majority of votes cast, except when a greater proportion is required by law, the Articles, or these Regulations. Voting in the election of Directors may be cumulative as provided by statute.

     Section 9. Proxies.

     A person who is entitled to attend a Shareholders' meeting, to vote thereat, or to execute consents, waivers and releases, may be represented at such meeting or vote thereat, and execute consents, waivers, and releases, and exercise any of his rights, by proxy or proxies appointed by a writing signed by such person, or by his duly authorized attorney, as provided by the laws of the State of Ohio.

                                   ARTICLE III

                                    Directors

     Section 1. General Powers.

     The business, power and authority of this Corporation shall be exercised, conducted and controlled by a Board of Directors, except where the law, the Articles or these Regulations require action to be authorized or taken by the Shareholders.

     Section 2. Number and Election of Directors.

     The Directors shall be elected at the annual meeting of Shareholders, or if not so elected, at a special meeting of Shareholders called for that

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purpose. At any meeting of Shareholders at which Directors are to be elected, only persons nominated as candidates shall be eligible for election.

     The number of Directors to be elected at a meeting shall be not less than five (5) nor more than twenty-one (21).

     Section 3. Term of Office: Resignations and Vacancies.

     Each Director shall hold office until the next annual meeting of the Shareholders and until his successor has been elected or until his earlier resignation, removal from office, or death. Directors shall be subject to removal as provided by law and nothing herein shall be construed to prevent the removal of any or all Directors in accordance therewith.

     A resignation from the Board of Directors shall be deemed to take effect immediately upon its being received by the Secretary, unless some other time is specified therein.

     In the event of any vacancy in the Board of Directors for any cause, the remaining Directors, though less than a majority of the whole Board, may fill any such vacancy for the unexpired term.

     Section 4. Meetings of Directors.

     (a) Regular Meetings. Regular meetings of the Board of Directors shall be held immediately following the adjournment of the annual meeting of the Shareholders or a special meeting of the Shareholders at which Directors are elected. Such meetings may be held without further notice. Other regular meetings shall be held at such other times and places as may be fixed by the Directors.

     (b) Special Meetings. Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board, the President, or any two Directors.

     (c) Notice of Meeting. Notice of the time and place of any regular meeting (other than the regular meeting of Directors following the adjournment of the Annual Meeting of the Shareholders or following any special meeting of the Shareholders at which Directors are elected) or special meeting of the Board of Directors, shall be given to each Director personally or by telephone, by mail, telegram or cablegram at least two (2) days before the meeting, which notice need not specify the purpose of the meeting. Such notice, however, may be waived in writing by any Director either before or after any such meeting.

     Section 5. Committees.

     The Board of Directors may from time to time appoint certain of its members (but in no event less than three) to act as a committee or committees in the intervals between meetings of the Board and may delegate to such committee or committees powers to be exercised under the control and direction of the Board.

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     In particular the Board of Directors may create from its membership and define the powers and duties of an Executive Committee. During the intervals between meetings of the Board of Directors the Executive Committee shall possess and may exercise under the control and direction of the Board all of the powers of the Board of Directors in the management and control of the business of the Corporation to the extent permitted by law. All action taken by the Executive committee shall be reported to the Board of Directors at its first meeting thereafter and shall be subject to revision or rescission by the Board; provided, however, that the rights of third parties shall not be affected by any such action of the Board.

     Unless otherwise provided by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this Section shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing signed by all its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all action taken by it.

     Section 6. Action of Directors Without a Meeting.

     Any action which may be taken at a meeting of Directors may be taken without a meeting if authorized by a writing or writings signed by all the Directors, which writing or writings shall be filed or entered upon the records of the Corporation.

     Section 7. Compensation of Directors.

     The Board of Directors may allow compensation for attendance at meetings or for any special services, may allow compensation to members of any committee, and may reimburse any Director for his expenses in connection with attending any Board or committee meeting.

     Section 8. Quorum.

     At any meeting of Directors a majority of the Directors in office shall constitute a quorum at such meeting.

                                   ARTICLE IV

                                    Officers

     Section 1. General Provisions.

     The Board of Directors shall elect a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers, and such other officers and assistant officers as the Board may from time to time deem necessary. The Chairman of the Board and the President shall be Directors, but no one of the other officers need be a Director.

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     Section 2. Powers and Duties.

     All officers, as between themselves and the Corporation, shall respectively have such authority and perform such duties as are customarily incident to their respective offices, and as may be specified from time to time by the Board of Directors, regardless of whether such authority and duties are customarily incident to such office.

     In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate for the time being, the powers or duties of such officer, or any of them, to any other officer or to any Director.

     The Board of Directors may from time to time delegate to any officer authority to appoint and remove subordinate officers and to prescribe their authority and duties.

     Section 3. Term of office.

     The officers of the Corporation shall hold office during the pleasure of the Board of Directors, and unless sooner removed by the Board of Directors, until the organization meeting of the Board of Directors following the date of their election or until their successors are chosen and qualified.

     The Board of Directors may remove any officer at any time, with or without cause, by the affirmative vote of a majority of Directors in office.

                                    ARTICLE V

                    Indemnification of Directors and Officers

     Each Director, officer and member of a committee of this Corporation, and any person who may have served at the request of this Corporation as a Director, officer or member of a committee of any other corporation in which this Corporation owns shares of capital stock or of which this Corporation is a creditor (and his heirs, executors and administrators) shall be indemnified by the Corporation against all expenses, costs, judgments, decrees, fines or penalties as provided by, and to the extent allowed by, Article Eighth of the Corporation's Articles of Incorporation, as amended.

                                   ARTICLE VI

                       Securities Held by the Corporation

     Section 1. Transfer of Securities Owned by the Corporation.

     All endorsements, assignments, transfers, stock powers, share powers or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation by the President, by a Vice President, by the Secretary or by the Treasurer or by

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any other person or persons as may be thereunto authorized by the Board of
Directors.

     Section 2. Voting Upon Securities Held by the Corporation.

     The President, any Vice President, or the Secretary or Treasurer, in person or by another person thereunto authorized by the Board of Directors, in person or by proxy or proxies appointed by him, shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any securities issued by other Corporations which the corporation may own.

                                   ARTICLE VII

                               Share Certificates


     Section 1. Transfer and Registration of Certificates.

     The Board of Directors shall have authority to make such rules and regulations, not inconsistent with law, the Articles or these Regulations, as it deems expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof.

     Section 2. Substituted Certificates.

     Any person claiming that a certificate for shares has been lost, stolen or destroyed, shall make an affidavit or affirmation of that fact and give the Corporation (and its registrar or registrars and its transfer agent or agents, if any) a bond of indemnity, in form and with one or more sureties satisfactory to the Board, and, if required by the Board of Directors, shall advertise the same in such manner as the Board of Directors may require, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

                                  ARTICLE VIII

                                      Seal

     The seal of the Corporation shall be circular, about two inches in diameter, with the name of the Corporation engraved around the margin and the word "SEAL" engraved, across the center.

                                   ARTICLE IX

                   Consistency with Articles of Incorporation

     If any provision of these Regulations shall be inconsistent with the Corporation's Articles of Incorporation (and as they may be amended from time to time), the Articles of Incorporation (as so amended at the time) shall govern.

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                                    ARTICLE X

                                   Amendments

     This Code of Regulations of the Corporation (and as it may be amended from time to time) may be amended or added to by the affirmative vote or the written consent of the Shareholders of record entitled to exercise a majority of the voting power on such proposal; provided, however, that if an amendment or addition is adopted by written consent without a meeting of the Shareholders, it shall be the duty of the Secretary to enter the amendment or addition in the records of the Corporation, and to mail a copy of such amendment or addition to each Shareholder of record who would be entitled to vote thereon and did not participate in the adoption thereof.

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